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                                                                  Exhibit 99 (c)

             THE PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

                               BMC Bankcorp, Inc.
                                Benton, Kentucky


                Proxy Form for Special Meeting for Shareholders

                (Please Mark, Sign, Date and Return Immediately)


                 The undersigned shareholder of BMC Bankcorp, Inc. ("BMC") hereby appoints __________________________, or any one of them (with full power to act alone), my proxies, with full power of substitution, to represent me and vote all of the BMC common stock held of record by me or which I am otherwise entitled to vote, at the close of business on _________________________ at the Special Meeting of Shareholders to be held at the main offices of the Bank of Marshall County, 201 E. 11th Street, Benton, Kentucky, on ________, 1994 at ________ __.m. (local time), and at adjournments of the meeting, with all the powers I would possess if personally present, as follows:

         1. Merger. A proposal to approve, ratify, and confirm an Agreement and Plan of Reorganization dated January 10, 1994, and the related Plan of Merger among CBT Corporation ("CBT"), CBT Acquisition Corp. and BMC (collectively, the "Merger Agreement"), whereby all of the issued and outstanding shares of BMC Common Stock would be converted into shares of CBT Common Stock, and to authorize such further action by the Board of Directors of BMC and any of its executive or proper officers as may be necessary or appropriate to carry out the objects, intents or purposes of the Merger Agreement.

                 FOR _____                AGAINST _____            ABSTAIN _____

         2. Other Business. Such other business related to the foregoing as may properly be brought before the Special Meeting of any adjournment thereof.

                 FOR _____                AGAINST _____            ABSTAIN _____

         The Board of Directors recommends a vote "FOR" Item 1.





                       (PLEASE SIGN AND DATE ON THE BACK)





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                 This proxy form is solicited by the Board of Directors and will be voted as specified in accordance with the accompanying Proxy Statement
- - Prospectus. If no instruction is indicated, then the above-named proxies or either of them will vote the shares represented hereby "FOR" approval of Item
1, and in accordance with their discretion on any other business that may properly come before the Special Meeting.

                 Please mark, sign and date this proxy form and return it immediately in the enclosed envelope.


Date:
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                                     Signatures


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                                     Signature if held jointly



                                     All joint owners should sign.  When
                                     signing as attorney, executor,
                                     administrator, trustee or guardian,
                                     please give full title as such.  If
                                     a corporation, please sign in full
                                     corporate name by president or other
                                     authorized officer.  If a partnership,
                                     please sign in partnership name by
                                     authorized person.